Exhibit 3-2

ARTICLES OF INCORPORATION
AMENDED AND RESTATED
OF

Eco Bright Future, Inc.

A Wyoming Corporation

March 16, 2022

ARTICLE I

CORPORATE NAME

The name of the corporation is Eco Bright Future, Inc. The mailing address and principal office of the profit corporation is: 1015 Bowsprit Lane Holiday, Florida 34691.

ARTICLE H

DURATION OF THE CORPORATION

The Corporation is to have perpetual existence.

ARTICLE III

CORPORATE PURPOSE

The purpose for which the corporation is organized is any lawful purpose.

ARTICLE IV

AUTHORIZED CAPITAL

The aggregate number of shares which this Corporation shall have authority to issue is 750,000,000 shares of common stock, 100,000,000 shares of Preferred Series A shares with each A series share controlling 10 votes.

ARTICLE V
SHARE VALUE

The par value of all shares shall be $.001 per share.

ARTICLE VI

PRE-EMPTIVE RIGHTS

The several classes of authorized and treasury stocks of the corporation have no pre-emptive rights. Fully paid stock of this Corporation shall not be liable to any further call or assessment.

ARTICLE VII

INTERNAL AFFAIRS

The Directors shall adopt By-laws for the regulation of the internal affair of the corporation, which By-laws shall not be inconsistent with these Articles or the Laws of the State of Wyoming. Said By-laws may be amended, altered or changed from time to time or repealed pursuant to law.

ARTICLE VIII

AUDIT COMMITTEE

If required the Directors shall appoint an Audit Committee to oversee the Company's accounting procedures. The audit committee shall consist of an odd number of members, with no less than 3 and no more than 11 members. A minimum of 2 outside audit committee members are required.

ARTICLE IX

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company shall have power to indemnify and hold harmless each of its Officers and Directors as permitted by law and pursuant to the procedures and regulations of "Wyoming Corporation Law".

ARTICLE X

REGISTERED OFFICE AND AGENT

The name and address of the Corporation's registered Agent and Registered office is:

Registered Agents Inc.
30 N Gould St Ste R
Sheridan, WY 82801

ALL PREVIOUS ARTICLES ARE VACATED IN THEIR ENTIRETY.

DATED this March16, 2022

/s/ John J. Brannelly

John J. Brannelly, Incorporator